Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Investor Relations
Atlas Energy, L.P.
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P. REPORTS OPERATING AND FINANCIAL RESULTS FOR THE SECOND QUARTER 2011

•	Atlas Energy reports $26.4 million in Adjusted EBITDA for the second quarter 2011

•	Distributable cash flow was $22.7 million for the current quarter, or $0.44 per common unit

•	Atlas Energy enhances its senior operating team with additional seasoned technical personnel

Philadelphia, PA – August 3, 2011, Atlas Energy, L.P. (NYSE: ATLS) (“Atlas Energy” or “ATLS”) today reported operating and financial results for the second quarter 2011.

Second Quarter 2011 Highlights & Results

ATLS recognized the following for the second quarter 2011:

•	Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”), a non-GAAP measure, of $26.4 million(1);

•	Distributable cash flow, a non-GAAP measure, of $22.7 million, or $0.44 per common unit(1);

•	ATLS declared a cash distribution of $0.22 per limited partner unit based on the financial results for the second quarter 2011, a $0.11, or 100% increase from the preceding quarter;

•

On a GAAP basis, net income of $24.4 million for the second quarter 2011 compared with $15.3 million for the prior year comparable period. The increase over the prior year quarter was due primarily to Atlas Energy’s share of Lightfoot’s recognized gain on its sale of International Resource Partners; and

•	Total net production of 36.6 million cubic feet equivalents per day (“mmcfed”).

(1)	A reconciliation of GAAP net income to adjusted EBITDA and distributable cash flow is provided in the financial tables of this release.

Edward E. Cohen, Chief Executive Officer of Atlas Energy, commented, “We are pleased to report our first full quarter of results for Atlas Energy, L.P., and furthermore, we have made significant progress in executing our business plans. Our partnership management business is once again raising funds for our drilling efforts, and we have added seasoned technical leadership to our experienced management team over the past several months in order for us to meet our strategic objectives in the future. Our subsidiary, Atlas Pipeline, also continues to execute on its growth initiatives to expand its facilities in the Mid-Continent and substantially increase cash flows for its unitholders, as well as increasing incentive distributions for Atlas Energy.”

On February 17, 2011, ATLS acquired certain assets and assumed certain liabilities (the “Transferred Business”) from Atlas Energy, Inc., the former owner of ATLS’ general partner. ATLS’ gross margin, adjusted EBITDA and distributable cash flow include the results of operations of the Transferred Business from the date of acquisition. However, in accordance with prevailing accounting principles, all other ATLS financial information, including revenues and net income, are presented combined with those of the Transferred Business for historical periods prior to the date of acquisition, although ATLS did not own the Transferred Business for these periods.

Recent Events

Atlas Energy Credit Facility Borrowing Base Increase

In June 2011, ATLS announced that the lending group on its senior secured credit facility completed its borrowing base redetermination and increased ATLS’ borrowing base from $125 million to $160 million. There were no other changes to the terms of the credit facility. ATLS currently has no amounts borrowed against its credit facility.

Atlas Pipeline Revolving Credit Facility Increase

In July 2011, Atlas Pipeline Partners, L.P. (NYSE: APL) exercised the $100 million accordion feature on its revolving credit facility to increase the capacity from $350 million to $450 million, effective July 8, 2011. The other terms of the APL credit agreement remain unchanged.

Sale of Lightfoot Capital’s International Resource Partners

In March 2011, International Resource Partners, LP (“IRP”), a metallurgical and steam coal business formed by Lightfoot Capital Partners, LP (“Lightfoot”), entered into an agreement to be acquired by James River Coal Company (NASDAQ: JRCC) for $475 million in cash. The transaction closed in June 2011, from which ATLS received net cash proceeds of $13.7 million based on its investment in Lightfoot (gross proceeds were approximately $26 million less cash retained at Lightfoot for future investment). ATLS and its partners formed Lightfoot in 2007 to acquire investments in energy-related assets and businesses. ATLS has a direct and indirect 18% ownership interest in the general partner of Lightfoot. Lightfoot will continue to operate its existing assets and will pursue further opportunities to expand its business.

E&P Operations

Appalachia

•	Average net daily production for the second quarter 2011 for the Appalachia segment was 33.0 mmcfed.

•

ATLS expects to connect 16 Marcellus horizontal wells, drilled through the partnership management business, during the fourth quarter 2011 and the first quarter 2012. Eight of these Marcellus wells have been drilled to total depth during the second quarter 2011 and in the early third quarter 2011, and three of these wells are in various stages of drilling. Five of these Marcellus wells have been previously drilled and completed and are awaiting pipeline connection.

New Albany/Antrim

•	Average net daily production for the New Albany/Antrim segment for the second quarter 2011 was 3.2 mmcfed.

Niobrara

•	Average net daily production for the second quarter 2011 for the Niobrara segment was 399 thousand cubic feet equivalents per day (“mcfed”).

Partnership Management Segment

•

Partnership management margin(2) contributed $6.2 million to distributable cash flow for the second quarter 2011. Partnership management margin during the period was impacted primarily by the comparable year over year timing of funds raised and capital deployed for the direct investment programs, and the absence of a fall 2010 partnership program due to the pending merger between Atlas Energy, Inc. and Chevron.

(2)	Partnership management margin is comprised of Well Construction and Completion margin, Well Services margin and Administration and Oversight Fee revenues.

Atlas Pipeline Partners, L.P.

•

On July 26, 2011, APL declared a cash distribution of $0.47 per unit on its outstanding common limited partner units, representing the cash distribution for the quarter ended June 30, 2011, a $0.07 per unit, or 17.5%, increase from the preceding quarter. ATLS had $2.7 million of cash distributions received from APL during the second quarter 2011, which represented APL’s cash paid based on a $0.40 per unit distribution for the quarter ended March 31, 2011. ATLS will receive cash distributions of $3.7 million from APL on August 12, 2011, the date of payment for the APL second quarter 2011 distribution.

•

During the second quarter 2011, APL announced several major organic expansion projects at its Mid-Continent systems that are expected to be substantially accretive to earnings and cash flow. The new projects include a $175 million, 200 million cubic feet per day (“Mmcfd”) expansion of the Western Oklahoma processing system, $15 million for the re-start of a cryogenic skid at Midkiff in West Texas, $75 million for expansion of the Velma system, and an additional $50 million in growth capital for compression, gathering lines, and connections that are expected to be incurred in 2012. A further $85 million has been spent for the purchase of the minority 20% stake in the West Texas LPG Pipeline Limited Partnership, which closed on May 11, 2011. Upon completion of these projects, APL’s EBITDA is expected to increase by approximately $150 million per year, assuming full utilization, continuation of current contractual arrangements and persistence of current prevailing prices.

•

At June 30, 2011, ATLS owned a 2.0% general partner interest, all of the incentive distribution rights, and an approximate 10.7% common limited partner interest in APL. ATLS’ financial results are presented on a consolidated basis with those of APL. Non-controlling interests in APL are reflected as income (expense) in ATLS’ consolidated combined statements of operations and as a component of partners’ capital on its consolidated combined balance sheets. A consolidating combined statement of operations and balance sheet has also been provided in the financial tables to this release for the comparable periods presented.

Please refer to the Atlas Pipeline second quarter 2011 earnings release for additional details on its financial results.

Corporate and Other

•

Cash general and administrative expense, excluding amounts attributable to APL, was $9.6 million for the second quarter 2011. The current period is presented net with $6.2 million of fees received from the ATLS’ Transition Service Agreement with Chevron Corp. (NYSE: CVX), through which ATLS provides accounting and other services. ATLS will recognize these fees for each of the services provided, which generally extends through the fourth quarter of 2011. Please refer to the consolidating combined statements of operations provided in the financial tables of this release.

•

Cash interest expense, excluding amounts attributable to APL, was $0.2 million for the second quarter 2011. In June 2011, ATLS announced that the lending group of its senior secured credit facility completed its borrowing base redetermination and increased ATLS’ borrowing base from $125 million to $160 million. As of June 30, 2011, the Partnership had no amounts outstanding under its revolving credit facility and has a cash position of $108.5 million.

Hedging Summary

•

ATLS entered into derivative contracts during the second quarter 2011 for its natural gas and oil production. ATLS currently has approximately 24.2 billion cubic feet equivalents of its future production hedged through 2015. A summary of the ATLS’ current derivative positions as of August 3, 2011 is as follows:

Natural Gas

Fixed Price Swaps
Production Period Ended December 31,	Average Fixed Price (per mcf)(a)(b)	Volumes (per mcf)(a)	% Hedged(d)
2011(c)	$4.85	2,971,429	51%
2012	$5.40	5,257,143	45%
2013	$5.70	2,971,429	26%
2014	$6.02	2,742,857	24%
2015	$6.30	2,742,857	24%

Costless Collars
Production Period Ended December 31,	Average Floor Price (per mcf)(a)(b)	Average Ceiling Price (per mcf)(a)(b)	Volumes (per mcf)(a)	% Hedged(d)
2011(c)	$4.28	$6.01	1,542,857	26%
2012	$4.61	$6.54	1,828,571	16%
2013	$5.13	$6.52	2,971,429	25%

Crude Oil

Costless Collars
Production Period Ended December 31,	Average Floor Price (per bbl)(a)	Average Ceiling Price (per bbl)(a)	Volumes (bbls)(a)	% Hedged(d)
2011(c)	$90.00	$125.31	35,000	57%
2012	$90.00	$117.91	60,000	49%
2013	$90.00	$116.40	60,000	49%
2014	$80.00	$121.25	24,000	20%
2015	$80.00	$120.75	24,000	20%

(a)	“Mcf” represents thousand cubic feet; “bbl” represents barrel.
(b)	Includes an estimated positive basis differential and Btu (British thermal units) adjustment.
(c)	Reflects hedges covering the last six months of 2011.
(d)	Hedge percentages based on Q2 2011 average production rates

* * *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, L.P.’s second quarter 2011 results on Thursday, August 4, 2011 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 12:00 p.m. ET on August 4, 2011 by dialing 888-286-8010, passcode: 11137864.

Atlas Energy, L.P. is a master limited partnership which owns an interest in over 8,500 producing natural gas and oil wells, representing over 181 Bcfe of net proved developed reserves. Additionally, Atlas Energy owns and operates the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL), through which it owns a 2% general partner interest, all of the incentive distribution rights and approximately 5.75 million common limited partner units of APL. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, and northern and western Texas, APL owns and operates five active gas processing plants as well as approximately 8,600 miles of active intrastate gas gathering pipeline. For more information, visit APL’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’ reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY, L.P.

CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
Revenues:	2011	2010(1)	2011(1)	2010(1)
Gas and oil production	$17,723	$25,230	$35,349	$50,710
Well construction and completion	10,954	43,295	28,679	115,937
Gathering and processing	345,734	214,016	625,952	450,562
Administration and oversight	1,375	1,867	2,736	3,912
Well services	4,855	4,912	10,141	10,092
Gain (loss) on mark-to-market derivatives(2)	6,837	5,818	(14,808)	10,539
Other, net	21,414	3,112	25,767	6,501

Total revenues	408,892	298,250	713,816	648,253

Costs and expenses:
Gas and oil production	4,042	6,563	7,963	10,606
Well construction and completion	9,284	36,682	24,305	98,243
Gathering and processing	293,471	182,827	530,455	378,989
Well services	1,674	2,812	4,034	5,275
General and administrative(1)	22,239	6,772	38,429	17,313
Depreciation, depletion and amortization	27,370	30,115	53,977	57,212

Total costs and expenses	358,080	265,771	659,163	567,638

Operating income	50,812	32,479	54,653	80,615

Gain (loss) on asset sales	(233)	—	255,714	(2,947)
Interest expense(1)	(6,567)	(25,119)	(24,645)	(52,140)
Loss on early extinguishment of debt	(19,574)	—	(19,574)	—

Income from continuing operations	24,438	7,360	266,148	25,528

Income (loss) from discontinued operations	—	7,976	(81)	14,757

Net income	24,438	15,336	266,067	40,285

Income attributable to non-controlling interests	(7,925)	(688)	(219,303)	(2,495)

Net income after non-controlling interests	16,513	14,648	46,764	37,790
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition)(1)	—	(15,788)	(4,711)	(40,294)

Net income (loss) attributable to common limited partners	$16,513	$(1,140)	$42,053	$(2,504)

Net income (loss) attributable to common limited partners per unit – basic:
Income (loss) from continuing operations attributable to common limited partners	$0.31	$(0.08)	$0.91	$(0.16)
Income from discontinued operations attributable to common limited partners	—	0.04	—	0.07

Net income (loss) attributable to common limited partners	$0.31	$(0.04)	$0.91	$(0.09)

Net income (loss) attributable to common limited partners per unit – diluted:
Income (loss) from continuing operations attributable to common limited partners	$0.30	$(0.08)	$0.89	$(0.16)
Income from discontinued operations attributable to common limited partners	—	0.04	—	0.07

Net income (loss) attributable to common limited partners	$0.30	$(0.04)	$0.89	$(0.09)

Weighted average common limited partner units outstanding:
Basic	51,235	27,704	45,156	27,704

Diluted	53,023	27,704	46,172	27,704

Net income (loss) attributable to common limited partners:
Income (loss) from continuing operations	$16,513	$(2,144)	$42,063	$(4,366)
Income (loss) from discontinued operations	—	1,004	(10)	1,862

Net income (loss) attributable to common limited partners	$16,513	$(1,140)	$42,053	$(2,504)

(1)

In accordance with prevailing accounting literature, the Partnership has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of the Partnership, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as the Partnership was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

(2)

Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of the Partnership’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of the Partnership.

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	June 30, 2011	December 31, 2010(1)
ASSETS
Current assets:
Cash and cash equivalents	$108,692	$247
Accounts receivable	138,154	120,697
Current portion of derivative asset	982	36,621
Prepaid expenses and other	33,519	23,652

Total current assets	281,347	181,217

Property, plant and equipment, net	1,922,208	1,849,486
Intangible assets, net	116,649	128,543
Investment in joint venture	85,687	153,358
Goodwill, net	31,784	31,784
Long-term derivative asset	6,291	36,125
Other assets, net	48,754	54,749

	$2,492,720	$2,435,262

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$217	$35,625
Accounts payable	95,420	79,673
Liabilities associated with drilling contracts	36,392	65,072
Accrued producer liabilities	89,006	72,996
Current portion of derivative liability	6,404	4,917
Current portion of derivative payable to Drilling Partnerships	26,791	30,797
Accrued interest	1,017	1,921
Accrued well drilling and completion costs	18,293	30,126
Advances from affiliates	—	14,335
Accrued liabilities	50,212	42,654

Total current liabilities	323,752	378,116

Long-term debt, less current portion	358,744	565,764
Long-term derivative liability	976	11,901
Long-term derivative payable to Drilling Partnerships	24,741	34,796
Other long-term liabilities	43,335	42,896

Commitments and contingencies

Partners’ Capital:
Common limited partners’ interests	573,142	408,720
Accumulated other comprehensive income	1,873	3,882

	575,015	412,602
Non-controlling interests	1,166,157	989,187

Total partners’ capital	1,741,172	1,401,789

	$2,492,720	$2,435,262

(1)

In accordance with prevailing accounting literature, the Partnership has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011.

ATLAS ENERGY, L.P.

Financial and Operating Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010(1)	2011(1)	2010(1)
Net income (loss) attributable to common limited partners per unit - basic	$0.31	$(0.04)	$0.91	$(0.09)
Distributable cash flow per unit(2)(3)	$0.44	$—	$0.58	$—
Cash distributions paid per unit(2)(4)	$0.22	$—	$0.33	$—

Production revenues (in thousands):
Natural gas	$12,472	$20,670	$26,194	$41,937
Oil(5)	5,251	4,560	9,155	8,773

Total production revenues(5)	$17,723	$25,230	$35,349	$50,710

Production volume:(6)(7)
Appalachia(8):
Natural gas (Mcfd)	28,208	34,902	28,714	35,949
Oil (Bpd)(9)	806	846	767	851

Total (Mcfed)	33,042	39,979	33,314	41,057

New Albany/Antrim:
Natural gas (Mcfd)	3,192	1,615	3,218	1,320
Oil (Bpd)	—	—	—	—

Total (Mcfed)	3,192	1,615	3,218	1,320

Niobrara:
Natural gas (Mcfd)	399	—	293	—
Oil (Bpd)	—	—	—	—

Total (Mcfed)	399	—	293	—

Total:
Natural gas (Mcfd)	31,799	36,517	32,225	37,269
Oil (Bpd)(9)	806	846	767	851

Total (Mcfed)	36,633	41,594	36,825	42,377

Average sales prices:(7)
Natural gas (per Mcf) (10)	$5.15	$7.17	$5.31	$7.41
Oil (per Bbl)(11)	$99.70	$79.64	$94.32	$76.10
Production costs:(7)(12)
Lease operating expenses per Mcfe	$1.05	$1.40	$0.96	$1.13
Production taxes per Mcfe	0.04	0.03	0.05	0.04

Total production costs per Mcfe	$1.09	$1.43	$1.01	$1.17

Depletion per Mcfe(7)	$2.15	$2.36	$2.06	$2.19

(1)

In accordance with prevailing accounting literature, the Partnership has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011.

(2)	A reconciliation from net income to distributable cash flow is provided in the financial tables of this release.
(3)

Calculation consists of distributable cash flow divided by 51,235,000 weighted average common limited partner units outstanding for the 2nd quarter 2011 and 51,232,000, which is the weighted average common limited partner units outstanding for the period subsequent to February 17, 2011, the date of acquisition for the Transferred Business, which includes the 23.4 million common limited partner units issued as partial consideration for the acquisition.

(4)	Represents the cash distributions paid by the Partnership within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(5)	Includes NGL production revenue.
(6)

Production quantities consist of the sum of (i) the Partnership’s proportionate share of production from wells in which it has a direct interest, based on the Partnership’s proportionate net revenue interest in such wells, and (ii) the Partnership’s proportionate share of production from wells owned by the investment partnerships in which the Partnership has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(7)

“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.

(8)	Appalachia consists of the Partnership’s production located in Pennsylvania, Ohio, New York, West Virginia and Tennessee.
(9)	Includes NGL production volume.
(10)

The Partnership’s average sales price for natural gas before the effects of financial hedging was $5.05 per Mcf and $4.37 per Mcf for the three months ended June 30, 2011 and 2010, respectively, and $4.64 per Mcf and $5.20 per Mcf for the six months ended June 30, 2011 and 2010, respectively. These amounts exclude the impact of certain allocations of production revenues to investor partners within the investor partnerships. Including the effects of these allocations, average natural gas sales prices were $4.31 per Mcf ($4.20 per Mcf before the effects of financial hedging) and $6.22 per Mcf ($3.43 per Mcf before the effects of financial hedging) for the three months ended June 30, 2011 and 2010, respectively, and $4.49 per Mcf ($3.82 per Mcf before the effects of financial hedging) and $6.22 per Mcf ($4.01 per Mcf before the effects of financial hedging) for the six months ended June 30, 2011 and 2010, respectively.

(11)

The Partnership’s average sales price for oil before the effects of financial hedging was $99.70 per barrel and $72.76 per barrel for the three months ended June 30, 2011 and 2010, respectively, and $92.25 per barrel and $70.09 per barrel for the six months ended June 30, 2011 and 2010, respectively.

(12)

Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead. These amounts exclude the effects of the Partnership’s proportionate share of lease operating expenses associated with certain allocations of production revenue to investor partners within the Partnership’s investor partnerships. Including the effects of these costs, lease operating expenses per Mcfe were $0.71 per Mcfe ($0.75 per Mcfe for total production costs) and $1.08 per Mcfe ($1.11 per Mcfe for total production costs) for the three months ended June 30, 2011 and 2010, respectively, and $0.65 per Mcfe ($0.70 per Mcfe for total production costs) and $0.76 per Mcfe ($0.80 per Mcfe for total production costs) for the six months ended June 30, 2011 and 2010, respectively.

ATLAS ENERGY, L.P.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	June 30, 2011				December 31, 2010(1)
	Atlas Energy	Atlas Pipeline	Consolidated		Atlas Energy	Atlas Pipeline	Consolidated Combined
Total debt	$—	$358,961	$358,961		$35,415	$565,974	$601,389
Less: Cash	(108,526)	(166)	(108,692)		(83)	(164)	(247)

Total net debt/(cash)	(108,526)	358,795	250,269		35,332	565,810	601,142

Partners’ capital	575,997	1,244,319	1,741,172	(2)	414,035	1,041,647	1,401,789	(2)

Total capitalization	$467,471	$1,603,114	$1,991,441		$449,367	$1,607,457	$2,002,931

Ratio of net debt to capitalization	0.00x				0.08x

(1)

In accordance with prevailing accounting literature, the Partnership has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011.

(2)	Net of eliminated amounts.

ATLAS ENERGY, L.P.

CAPITAL EXPENDITURE DATA

(unaudited; in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010(1)	2011(1)	2010(1)
Atlas Energy
Maintenance capital expenditures(2)	$3,567	$—	$5,233	$—
Expansion capital expenditures	3,083	13,851	9,149	42,256

Total	$6,650	$13,851	$14,382	$42,256

Atlas Pipeline
Maintenance capital expenditures	$5,211	$3,008	$8,471	$3,883
Expansion capital expenditures	68,425	10,040	83,498	15,952

Total	$73,636	$13,048	$91,969	$19,835

Consolidated Combined
Maintenance capital expenditures	$8,778	$3,008	$13,704	$3,883
Expansion capital expenditures	71,508	23,891	92,647	58,208

Total	$80,286	$26,899	$106,351	$62,091

(1)

In accordance with prevailing accounting literature, the Partnership has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. Also, the amounts for the second quarter 2010 and the six months ended June 30, 2010 were restated to reflect amounts reclassified to discontinued operations due to APL’s sale of assets in September 2010.

(2)	Prior to the Partnership’s acquisition of the Transferred Business on February 17, 2011, the Partnership had no maintenance capital requirements with regard to its oil and gas properties.

ATLAS ENERGY, L.P.

Financial Information

(unaudited; in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Atlas Energy Stand-Alone Adjusted EBITDA and Distributable Cash Flow Summary:
Gas and oil production margin	$13,681	$—	$18,813	$—
Well construction and completion margin	1,670	—	1,866	—
Administration and oversight margin	1,375	—	1,724	—
Well services margin	3,181	—	4,570	—
Gathering	(645)	—	(1,221)	—

Gross Margin	19,262	—	25,752	—
Cash general and administrative expenses(1)	(9,558)	(222)	(10,085)	(661)
Atlas Pipeline Cash Distributions Received(2)	2,730	—	5,264	—
Other, net	13,964	—	14,358	—

Adjusted EBITDA(3)	26,398	(222)	35,289	(661)
Cash interest expense(4)	(170)	(524)	(316)	(1,142)
Maintenance capital expenditures	(3,567)	—	(5,233)	—

Distributable Cash Flow(3)	$22,661	$(746)	$29,740	$(1,803)

Distributions Paid(5)	$11,276	$—	$16,911	$—
per limited partner unit	$0.22	$—	$0.33	$—

Reconciliation of non-GAAP measures to net income (loss) attributable to common limited partners(3):
Atlas Energy Stand-Alone Distributable Cash Flow	$22,661	$(746)	$29,740	$(1,803)
Distributable cash flow of Transferred Business as of and prior to February 17, 2011 (the date of acquisition)(6)	—	27,640	8,261	63,786
Atlas Pipeline net income (loss) attributable to common limited partners	896	(37)	31,090	34
Atlas Pipeline cash distributions received(2)	(2,730)	—	(5,264)	—
Non-recurring acquisition costs	—	—	(2,087)	—
Depreciation, depletion and amortization	(8,247)	(11,491)	(15,948)	(20,131)
Amortization of deferred finance costs	(253)	—	(5,185)	—
Non-cash stock compensation expense	(4,111)	(358)	(4,612)	(709)
Maintenance capital expenditures(7)	3,567	—	5,233	—
Non-cash net gain (loss) on asset sales	48	—	48	(2,947)
Other non-cash adjustments	4,682	(360)	5,488	(440)
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition)(6)	—	(15,788)	(4,711)	(40,294)

Net income (loss) attributable to common limited partners	$16,513	$(1,140)	$42,053	$(2,504)

(1)	Excludes non-cash stock-compensation expense and non-recurring costs incurred in connection with the acquisition of the Transferred Business.
(2)	Represents the cash distribution received from Atlas Pipeline during the respective period (paid from distributable cash flow generated during the preceding quarter).
(3)

Adjusted EBITDA and distributable cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of the Partnership believes that adjusted EBITDA and distributable cash flow provide additional information for evaluating the Partnership’s performance, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Adjusted EBITDA is also a financial measurement that, with certain negotiated adjustments, is utilized within the Partnership’s financial covenants under its credit facility. Adjusted EBITDA and distributable cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(4)	Excludes non-cash amortization of deferred financing costs.
(5)	Represents the cash distributions paid by the Partnership within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(6)

In accordance with prevailing accounting literature, the Partnership has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011.

(7)	Prior to the Partnership’s acquisition of the Transferred Business on February 17, 2011, the Partnership had no maintenance capital requirements with regard to its oil and gas properties.

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended June 30, 2011

	Atlas Energy	Atlas Pipeline	Eliminations	Consolidated Combined
Revenues:
Gas and oil production	$17,723	$—	$—	$17,723
Well construction and completion	10,954	—	—	10,954
Gathering and processing	5,118	340,616	—	345,734
Administration and oversight	1,375	—	—	1,375
Well services	4,855	—	—	4,855
Gain on mark-to-market derivatives	—	6,837	—	6,837
Other, net	18,646	2,768	—	21,414

Total revenues	58,671	350,221	—	408,892

Costs and expenses:
Gas and oil production	4,042	—	—	4,042
Well construction and completion	9,284	—	—	9,284
Gathering and processing	5,763	287,708	—	293,471
Well services	1,674	—	—	1,674
General and administrative	13,669	8,570	—	22,239
Depreciation, depletion and amortization	8,247	19,123	—	27,370

Total costs and expenses	42,679	315,401	—	358,080

Operating income	15,992	34,820	—	50,812

Gain (loss) on asset sales	48	(281)	—	(233)
Interest expense	(423)	(6,144)	—	(6,567)
Loss on early extinguishment of debt	—	(19,574)	—	(19,574)

Income from continuing operations	15,617	8,821	—	24,438
Discontinued operations	—	—	—	—

Net income	15,617	8,821	—	24,438
Income attributable to non-controlling interests	—	(1,545)	(6,380)	(7,925)

Net income attributable to common limited partners	$15,617	$7,276	$(6,380)	$16,513

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended June 30, 2010

	Atlas Energy(1)		Atlas Pipeline	Eliminations	Consolidated Combined(1)
Revenues:
Gas and oil production	$25,230		$—	$—	$25,230
Well construction and completion	43,295		—	—	43,295
Gathering and processing	5,956		208,060	—	214,016
Administration and oversight	1,867		—	—	1,867
Well services	4,912		—	—	4,912
Gain (loss) on mark-to-market derivatives	24		5,794	—	5,818
Other, net	(149)		3,261	—	3,112

Total revenues	81,135		217,115	—	298,250

Costs and expenses:
Gas and oil production	6,563		—	—	6,563
Well construction and completion	36,682		—	—	36,682
Gathering and processing	7,798		175,029	—	182,827
Well services	2,812		—	—	2,812
General and administrative	580	(1)	6,192	—	6,772
Depreciation, depletion and amortization	11,491		18,624	—	30,115

Total costs and expenses	65,926		199,845	—	265,771

Operating income	15,209		17,270	—	32,479

Gain (loss) on asset sales	—		—	—	—
Interest expense	(524	)(1)	(24,595)	—	(25,119)

Income (loss) from continuing operations	14,685		(7,325)	—	7,360
Discontinued operations	—		7,976	—	7,976

Net income	14,685		651	—	15,336
Income attributable to non-controlling interests	—		(945)	257	(688)

Net income (loss) after non-controlling interests	14,685		(294)	257	14,648
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition(1))	(15,788)		—	—	(15,788)

Net loss attributable to common limited partners	$(1,103)		$(294)	$257	$(1,140)

(1)

In accordance with prevailing accounting literature, the Partnership has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of the Partnership, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as the Partnership was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Six Months Ended June 30, 2011

	Atlas Energy(1)		Atlas Pipeline	Eliminations	Consolidated Combined(1)
Revenues:
Gas and oil production	$35,349		$—	$—	$35,349
Well construction and completion	28,679		—	—	28,679
Gathering and processing	9,617		616,335	—	625,952
Administration and oversight	2,736		—	—	2,736
Well services	10,141		—	—	10,141
Loss on mark-to-market derivatives	—		(14,808)	—	(14,808)
Other, net	19,749		6,018	—	25,767

Total revenues	106,271		607,545	—	713,816

Costs and expenses:
Gas and oil production	7,963		—	—	7,963
Well construction and completion	24,305		—	—	24,305
Gathering and processing	11,497		518,958	—	530,455
Well services	4,034		—	—	4,034
General and administrative	20,842	(1)	17,587	—	38,429
Depreciation, depletion and amortization	15,948		38,029	—	53,977

Total costs and expenses	84,589		574,574	—	659,163

Operating income	21,682		32,971	—	54,653

Gain on asset sales	48		255,666	—	255,714
Interest expense	(6,056	) (1)	(18,589)	—	(24,645)
Loss on early extinguishment of debt	—		(19,574)	—	(19,574)

Income from continuing operations	15,674		250,474	—	266,148
Discontinued operations	—		(81)	—	(81)

Net income	15,674		250,393	—	266,067
Income attributable to non-controlling interests	—		(2,732)	(216,571)	(219,303)

Net income after non-controlling interests	15,674		247,661	(216,571)	46,764
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition(1))	(4,711)		—	—	(4,711)

Net income attributable to common limited partners	$10,963		$247,661	$(216,571)	$42,053

(1)

In accordance with prevailing accounting literature, the Partnership has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of the Partnership, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as the Partnership was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Six Months Ended June 30, 2010

	Atlas Energy(1)		Atlas Pipeline	Eliminations	Consolidated Combined(1)
Revenues:
Gas and oil production	$50,710		$—	$—	$50,710
Well construction and completion	115,937		—	—	115,937
Gathering and processing	9,069		441,493	—	450,562
Administration and oversight	3,912		—	—	3,912
Well services	10,092		—	—	10,092
Gain on mark-to-market derivatives	—		10,539	—	10,539
Other, net	(197)		6,698	—	6,501

Total revenues	189,523		458,730	—	648,253

Costs and expenses:
Gas and oil production	10,606		—	—	10,606
Well construction and completion	98,243		—	—	98,243
Gathering and processing	12,053		366,936	—	378,989
Well services	5,275		—	—	5,275
General and administrative	1,370	(1)	15,943	—	17,313
Depreciation, depletion and amortization	20,131		37,081	—	57,212

Total costs and expenses	147,678		419,960	—	567,638

Operating income	41,845		38,770	—	80,615

Loss on asset sales	(2,947)		—	—	(2,947)
Interest expense	(1,142	) (1)	(50,998)	—	(52,140)

Income from continuing operations	37,756		(12,228)	—	25,528
Discontinued operations	—		14,757	—	14,757

Net income	37,756		2,529	—	40,285
Income attributable to non-controlling interests	—		(2,262)	(233)	(2,495)

Net income after non-controlling interests	37,756		267	(233)	37,790
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition(1))	(40,294)		—	—	(40,294)

Net income (loss) attributable to common limited partners	$(2,538)		$267	$(233)	$(2,504)

(1)

In accordance with prevailing accounting literature, the Partnership has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of the Partnership, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as the Partnership was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

June 30, 2011

	Atlas Energy	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$108,526	$166	$—	$108,692
Accounts receivable	25,830	112,324	—	138,154
Current portion of derivative asset	982	—	—	982
Prepaid expenses and other	8,523	24,996	—	33,519

Total current assets	143,861	137,486	—	281,347

Property, plant and equipment, net	509,104	1,413,104	—	1,922,208
Goodwill and intangible assets, net	33,606	114,827	—	148,433
Long-term derivative asset	1,873	4,418	—	6,291
Investment in joint venture	—	85,687	—	85,687
Investment in subsidiaries	79,144	—	(79,144)	—
Other assets, net	27,329	21,425	—	48,754

	$794,917	$1,776,947	$(79,144)	$2,492,720

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$—	$217	$—	$217
Accounts payable	47,369	48,051	—	95,420
Liabilities associated with drilling contracts	36,392	—	—	36,392
Accrued producer liabilities	—	89,006	—	89,006
Current portion of derivative liability	—	6,404	—	6,404
Current portion of derivative payable to Partnerships	26,791	—	—	26,791
Accrued interest	—	1,017	—	1,017
Accrued well drilling and completion costs	18,293	—	—	18,293
Advances from affiliates	—	—	—	—
Accrued liabilities	22,173	28,039	—	50,212

Total current liabilities	151,018	172,734	—	323,752
Long-term debt, less current portion	—	358,744	—	358,744
Long-term derivative liability	—	976	—	976
Long-term derivative payable to Partnerships	24,741	—	—	24,741
Other long-term liabilities	43,161	174	—	43,335

Partners’ Capital:
Common limited partners’ interests	573,142	1,283,536	(1,283,536)	573,142
Accumulated other comprehensive income (loss)	2,855	(7,820)	6,838	1,873

	575,997	1,275,716	(1,276,698)	575,015

Non-controlling interests	—	(31,397)	1,197,554	1,166,157

Total partners’ capital	575,997	1,244,319	(79,144)	1,741,172

	$794,917	$1,776,947	$(79,144)	$2,492,720

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING COMBINED BALANCE SHEETS

(unaudited; in thousands)

December 31, 2010

	Atlas Energy(1)	Atlas Pipeline	Eliminations	Consolidated Combined(1)
ASSETS
Current assets:
Cash and cash equivalents	$83	$164	$—	$247
Accounts receivable	20,800	99,759	—	120,559
Current portion of derivative asset	36,621	—	—	36,621
Prepaid expenses and other	8,672	15,118	—	23,790

Total current assets	66,176	115,041	—	181,217

Property, plant and equipment, net	508,484	1,341,002	—	1,849,486
Goodwill and intangible assets, net	33,948	126,379	—	160,327
Long-term derivative asset	36,125	—	—	36,125
Investment in joint venture	—	153,358	—	153,358
Investment in subsidiaries	53,893	—	(53,893)	—
Other assets, net	25,681	29,068	—	54,749

	$724,307	$1,764,848	$(53,893)	$2,435,262

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$35,415	$210	$—	$35,625
Accounts payable	50,291	29,382	—	79,673
Liabilities associated with drilling contracts	65,072	—	—	65,072
Accrued producer liabilities	—	72,996	—	72,996
Current portion of derivative liability	353	4,564	—	4,917
Current portion of derivative payable to Partnerships	30,797	—	—	30,797
Accrued interest	—	1,921	—	1,921
Accrued well drilling and completion costs	30,126	—	—	30,126
Advances from affiliates	2,055	12,280	—	14,335
Accrued liabilities	12,401	30,253	—	42,654

Total current liabilities	226,510	151,606	—	378,116

Long-term debt, less current portion	—	565,764	—	565,764
Long-term derivative liability	6,293	5,608	—	11,901
Long-term derivative payable to Partnerships	34,796	—	—	34,796
Other long-term liabilities	42,673	223	—	42,896

Partners’ Capital:
Common limited partners’ interests	408,720	1,085,408	(1,085,408)	408,720
Accumulated other comprehensive income (loss)	5,315	(11,224)	9,791	3,882

	414,035	1,074,184	(1,075,617)	412,602
Non-controlling interests	—	(32,537)	1,021,724	989,187

Total partners’ capital	414,035	1,041,647	(53,893)	1,401,789

	$724,307	$1,764,848	$(53,893)	$2,435,262

(1)

In accordance with prevailing accounting literature, the Partnership has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011.

ATLAS ENERGY, L.P.

Ownership Interests Summary

Atlas Energy Ownership Interests as of June 30, 2011:	Amount	Overall Ownership Interest Percentage

ATLAS PIPELINE:
General partner interest	100%	2.0%
Common units	5,754,253	10.7%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Pipeline		12.7%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate ownership interest		18.0%